Exhibit 28 (g) 10 under Form N-1A

Exhibit (10) under Item 601/Reg. S-K

Fourth Amendment to the Custody Agreement

This Amendment is made as of October 23, 2009 to the Custody Agreement (as amended, the “Custody Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, and September 8, 2009 between the Funds listed on Schedule II to the Custody Agreement (each a "Fund") and The Bank of New York Mellon (the "Custodian").

RECITALS

WHEREAS, the custody of the securities, cash and other portfolio assets of the funds specified in this Amendment are being converted to the Custodian as of the close of business on October 23, 2009;

WHEREAS, the parties agree that the list of Funds that are parties to the Custody Agreement is set forth on Schedule II to the Custody Agreement (which has been amended and attached as Exhibit A to prior amendments to the Custody Agreement) (“Schedule II to the Custody Agreement” or “Exhibit A”), and the parties desire to amend the list of Funds to add the funds specified in this Amendment;

WHEREAS, the parties agree that the list of Funds that are parties to the Joint Trading Account Custody Agreement, which is part of the Custody Agreement, is set forth on Schedule I to the Joint Trading Account Custody Agreement (which has been amended and attached as Exhibit B to prior amendments to the Custody Agreement) (“Schedule I to the Joint Trading Account Agreement” or “Exhibit B”), and the parties desire to amend the list of Funds to add the funds specified in this Amendment;

WHEREAS, the parties agree that the list of Funds that are parties to the Foreign Custody Agreement, which is part of the Custody Agreement, is set forth on Schedule I to the Foreign Custody Agreement (which has been attached as Exhibit C to in prior amendments) (“Schedule I to Foreign Custody Agreement” or “Exhibit C”), and the parties desire to amend the list of Funds to add the funds specified in this Amendment; and

WHEREAS, the parties agree that the Fee Schedule for Non-Money Market Funds, which is part of the Custody Agreement (which has been attached as Exhibit D in prior amendments (“Fee Schedule for Non-Money Market Funds” or “Exhibit D”), will apply to the funds specified herein, and the parties desire to add the funds specified in this Amendment to the funds subject to the Fee Schedule for Non-Money Market Funds.

AMENDMENT

NOW THEREFORE, intending to be legally bound, each of the Funds and the Custodian agree to the following amendments:

Each of Schedule II to the Custody Agreement (or Exhibit A), Schedule I to the Joint Trading Account Agreement (or Exhibit B), Schedule I to the Foreign Custody Agreement (or Exhibit C), and the Fee Schedule for Non-Money Market Funds (or Exhibit D) shall be, and hereby are, amended and updated to include the following new Funds:

Federated Municipal Securities Fund, Inc.

Federated Intermediate Municipal Trust, a portfolio of Intermediate Municipal Trust

Federated Michigan Intermediate Municipal Trust, a portfolio of Federated Municipal Securities Income Trust

Federated Municipal High Yield Advantage Fund, a portfolio of Federated Municipal Securities Income Trust

The agreements referenced herein shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

ON BEHALF OF EACH OF THE FUNDS INDICATED ON SCHEDULE II OF THE CUSTODY AGREEMENT, AS AMENDED FROM TIME TO TIME

By: /s/ Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeiffer

Title: Vice President

Fifth Amendment to the Custody Agreement

This Amendment is made as of November 13, 2009 to the Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, and October 23, 2009 between the Funds listed on Schedule II attached hereto (each a "Fund") and The Bank of New York Mellon (the "Custodian").

Recitals

WHEREAS, the parties agree that the Fee Schedule for Money Market Funds, which is part of the Custody Agreement, which has been attached as Exhibit E in prior amendments (“Fee Schedule for Money Market Funds” or “Exhibit E”), will apply to the funds specified herein.

Amendment

WHEREAS, each Fund and the Custodian wish to modify the provisions of the Agreement as set forth below;

NOW THEREFORE, each the Fund and the Custodian agree to the following amendments.

Within Exhibit E, the section entitled “Compensating Balance Arrangement” is replaced in its entirety with Amended and Restated Exhibit E as attached hereto.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Schedule II attached hereto

By: /s/ Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland

Title: Managing Director

EIGHTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010 and September 1, 2010, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian.

WHEREAS, each Fund is registered as a management investment company, or a series thereof, under the Investment Company Act of 1940, as amended; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Article IX of the Agreement is hereby deleted in its entirety and replaced with the following language:

1. The Agreement shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term. Additionally, if the Custodian (or any of its affiliates) engages in (i) any act or omission which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, which upon notice the Custodian has not cured within 5 business days or (ii) any act or omission which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement, then each Fund shall have the right to immediately terminate this Agreement.

In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor Custodian or Custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.

In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor Custodian or Custodians. In the absence of such designation by the Fund, Custodian may designate a successor Custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting any fees, expenses and other accounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor Custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own Custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

2. The Agreement shall remain in full force and effect as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 1, 2011.

Each of the registered investment companies or series

thereof listed on Schedule II to the Custody

Agreement, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer

Title: Vice President

NINTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, and March 1, 2011, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and the Custodian desire to add Funds to Schedule II, effective March 25, 2011; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The Funds listed in Schedule II to the Agreement, Schedule I of the Joint Trading Account Agreement, and Schedule I of the Foreign Custody Manager Agreement are amended and restated to include the funds listed on Exhibit A attached hereto.

2. Within the Non-Money Market Fund Fee Schedule, the section entitled “Funds” following the section entitled “Earnings Credit Arrangement” is replaced in its entirety with the section entitled “Funds” attached hereto as Exhibit B.

3. The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

Each of the registered investment companies or series

thereof listed on Exhibit A attached hereto

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer

Title: Vice President

TENTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT (“Amendment”) TO THE CUSTODY AGREEMENT dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, March 1, 2011 and March 25, 2011 (the “Agreement”), by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”), and The Bank of New York Mellon (the “Custodian”).

WHEREAS, each Fund is registered as a management investment company, or certain services thereof, under the Investment Company Act of 1940, as amended; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. The following article shall be added to the Agreement as a new Article XI “CUSTODY OF LOAN DOCUMENT FILES AND RELATED SERVICES”:

(a)                 1. As used in this Article XI, the following terms shall have the meanings set forth below:

(b)                 “Loan Document File” shall mean a hard copy file delivered to and received by Custodian hereunder.

(c)                 “Loan Documents” shall mean all documents and instruments relating to any Loans (as hereinafter defined), including, without limitation, loan or credit agreements, assignment and acceptance agreements, promissory notes, participation agreements, deeds, mortgages and security agreements contained in a Loan Document File.

(d)                 “Loans” shall mean the bank loans or loan commitments held in the Fund.

(e)                 “Servicer” shall mean the agent appointed by the applicable Fund to service the Loans, which initially shall be the Custodian, provided that the parties have entered into a separate loan servicing agreement (the “Loan Servicing Agreement”).

(f)                  2. It is understood and agreed that unless Custodian and the Fund enter into a duly executed Loan Servicing Agreement, all references to the Servicer hereunder shall refer to a person or entity other than Custodian. Upon execution of such Loan Servicing Agreement, all such references shall be to Custodian.

(g)                 3. The Servicer, as agent for the Fund, shall be solely responsible for the servicing of all Loans. All payments by or on behalf of borrowers under the Loans received by Custodian shall be credited to the Account.

(h)                 4. It is understood and agreed that Custodian shall have no responsibility for maintaining any records of account activity relating to each Loan, including without limitation, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in the Loans, except as provided for in the Loan Servicing Agreement between the Funds and Custodian dated March 25, 2011.

(i)                   5. Upon origination, modification or other change in any Loan, the Fund shall promptly deliver or cause to be delivered to Custodian all relevant Loan Documents. It is understood and agreed that Custodian will accept any file purporting to be a Loan Document File for custody hereunder “as is” and without any examination. Any duty Custodian may have to review or inspect any Loan Documents or to determine the contents of Loan Document Files shall only be pursuant to the terms and conditions of the Loan Servicing Agreement. No such duties or obligations shall be imposed on Custodian under the Agreement. Under no circumstances will Custodian be required to issue a trust receipt (or similar instrument) with respect to the Loan Document Files or their contents. Account statements will only reflect an inventory of the Loan Document Files that Custodian holds in custody hereunder without any representation as to the contents thereof.

(j)                   6. No director, officer, employee or agent of the Fund shall have physical access to the Loan Document Files or be authorized or permitted to withdraw any Loan Documents nor shall Custodian deliver any Loan Documents to any such person, unless such access or withdrawal has been duly authorized by a resolution of the board of directors of the Fund. All such access shall be by two or more persons jointly, at least one of whom is an officer of the Fund.

3. All Loan Documents and Loan Document Files in the possession of the Custodian are and shall remain the property of the Fund.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall become effective as of the date hereof upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of the Amendment shall control. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties thereto.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

Each of the registered investment companies or series
thereof listed on Schedule II to the Agreement

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Mary Jean Milner

Title: Vice President